     On August 1, 2000, an EDGAR filing was made pursuant to rule 424(b) of the 1933 Securities Act using incorrect registrant and file numbers. The material that was filed for FS Variable Separate Account reflected CIK 000931344 as the registrant, file number 333-85014 and the accession number 0000950148-00-001552 was made in error and should be disregarded. The correct registrant is First SunAmerica Life Insurance Company, CIK 0000926897 and the correct file number is 333-39158. THE DOCUMENT WAS RE-FILED AUGUST 15, 2000 UNDER THE CORRECT REGISTRANT AND FILE NUMBER WITH THE ACCESSION NUMBER 000950148-00-001798


Date:  August 21, 2000